                                                                    Exhibit 99.1


                                                                                               Actual or         Expected
                                                                 Total                     Expected Date for  Stabilization    %
                                      Number of  Archstone     Expected       Start Date      First Units          Date      Leased
                                        Units    Investment  Investment/(1)/(Quarter/Year) (Quarter/Year)/(2)/(Quarter/Year)  /(3)/
                                      ---------  ----------  --------------  ------------   ----------------- -------------- ------
Central Region:
 Austin, Texas:
  Archstone Monterey Ranch I........        168    $  7,317       $ 12,855      Q2/98                Q2/99        Q4/99       n/a
  Archstone Monterey Ranch III......        448       8,015         31,669      Q3/98                Q4/99        Q2/00       n/a
                                      ---------  ----------  -------------
   Total Austin.....................        616    $ 15,332       $ 44,524
                                      ---------  ----------  -------------
 Denver, Colorado:
  Archstone Dakota Ridge............        480    $ 25,847       $ 35,541      Q1/98                Q1/99        Q2/00       37.9%
  Fox Creek II......................        112       8,743          9,296      Q2/98                Q1/99        Q3/99       67.0%
                                      ---------  ----------  -------------
   Total Denver.....................        592    $ 34,590       $ 44,837
                                      ---------  ----------  -------------
 Houston, Texas:
  Archstone Braeswood II............         36    $  3,158       $  4,179      Q3/98                Q2/99        Q3/99       n/a
  Archstone Medical Center II.......        318      19,131         20,229      Q4/97                Q3/98        Q2/99       91.8%
                                      ---------  ----------  -------------
   Total Houston....................        354    $ 22,289       $ 24,408
                                      ---------  ----------  -------------
 Salt Lake City, Utah:
  Archstone River Oaks..............        448    $ 24,591       $ 37,483      Q2/98                Q1/99        Q4/00       14.3%
                                      ---------  ----------  -------------
     Total Central Region..........      2,010    $ 96,802       $151,252
                                      =========  ==========  =============

East Region:
 Atlanta, Georgia:
  Cameron at Barrett Creek..........        332    $ 25,989       $ 27,822      Q4/97                Q4/98        Q1/00       44.3%
  Cameron at North Point............        264      22,769         24,384      Q4/97                Q3/98        Q2/99       89.4%
  Cameron Bridge....................        224      18,956         19,909      Q4/97                Q3/98        Q2/99       86.6%
                                      ---------  ----------  -------------
   Total Atlanta....................        820    $ 67,714       $ 72,115
                                      ---------  ----------  -------------
 Birmingham, Alabama:
  Cameron at the Summit II..........        268    $ 12,976       $ 18,939      Q2/98                Q2/99        Q3/00       n/a
                                      ---------  ----------  -------------
 Boston, Massachusetts:
  Archstone Tewksbury...............        168    $  4,728       $ 21,402      Q1/99                Q1/00        Q3/00       n/a
                                      ---------  ----------  -------------
 Indianapolis, Indiana:
  Cameron at River Ridge............        202    $  9,429       $ 15,846      Q2/98                Q2/99        Q2/00       n/a
                                      ---------  ----------  -------------
 Raleigh, North Carolina:
  Archstone at Preston..............        388    $ 18,385       $ 31,289      Q2/98                Q2/99        Q2/01       n/a
  Cameron Southpoint................        288      20,064         21,451      Q3/97                Q3/98        Q2/99       84.4%
  Cameron Woods.....................        328      21,970         23,457      Q3/97                Q3/98        Q4/99       68.3%
                                      ---------  ----------  -------------
   Total Raleigh....................      1,004    $ 60,419       $ 76,197
                                      ---------  ----------  -------------
 Richmond, Virginia:
  Archstone at Swift Creek I........        288    $ 12,867       $ 22,873      Q2/98                Q3/99        Q1/01       n/a
  Cameron at Virginia Center II.....         88       5,656          7,588      Q2/98                Q3/99        Q1/00       n/a
                                      ---------  ----------  -------------
  Total Richmond...................        376    $ 18,523       $ 30,461
                                      ---------  ----------  -------------
 Southeast, Florida:
  Cameron Gardens...................        300    $ 24,501       $ 25,524      Q4/97                Q3/98        Q3/99       79.7%
  Cameron Palms.....................        340      27,733         29,598      Q4/97                Q4/98        Q4/99       53.8%
                                      ---------  ----------  -------------
   Total Southeast Florida..........        640    $ 52,234       $ 55,122
                                      ---------  ----------  -------------
 Washington, D.C.:
  Archstone Governor's Green........        338    $ 17,322       $ 36,446      Q3/98                Q3/99        Q3/00       n/a
                                      ---------  ----------  -------------
 West Coast, Florida:
  Archstone Rocky Creek.............        264    $  8,714       $ 19,750      Q3/98                Q3/99        Q3/00       n/a
                                      ---------  ----------  -------------
   Total East Region................      4,080    $252,059       $346,278
                                      =========  ==========  =============

                                                                                               Actual or         Expected
                                                                 Total                     Expected Date for  Stabilization    %
                                      Number of  Archstone     Expected       Start Date      First Units          Date      Leased
                                        Units    Investment  Investment/(1)/(Quarter/Year) (Quarter/Year)/(2)/(Quarter/Year)  /(3)/
                                      ---------- ----------- --------------- ------------- ------------------ --------------  ------
West Region:
Orange County, California:
  Las Flores Apartment Homes........      504      $ 50,427    $ 53,120         Q4/96              Q2/98             Q3/99   84.1%
                                      -------     ---------   ---------
 Phoenix, Arizona:
  Arrowhead II......................      200      $ 10,704    $ 13,535         Q2/98              Q1/99             Q2/00   21.0%
  San Marbeya.......................      404        25,100      28,246         Q4/97              Q4/98             Q1/00   60.4%
  San Valiente II...................      228        13,535      14,459         Q4/97              Q4/98             Q4/99   58.8%
                                      -------     ---------   ---------
   Total Phoenix....................      832      $ 49,339    $ 56,240
                                      -------     ---------   ---------
 Portland, Oregon:
  Hedges Creek......................      408      $ 27,270    $ 27,720         Q2/97              Q2/98             Q3/99   79.2%
                                      -------     ---------   ---------
 Reno, Nevada:
  The Enclave II....................      180      $  7,755    $ 16,204         Q4/98              Q3/99             Q1/00    n/a
                                      -------     ---------   ---------
 San Diego, California:
  Archstone Torrey Hills............      340      $ 24,000    $ 42,963         Q1/98              Q3/99             Q2/00    n/a
                                      -------     ---------   ---------
 San Francisco Bay Area, California:
  Archstone Emerald Park............      324      $ 32,852    $ 45,152         Q4/97              Q2/99             Q1/00    n/a
  Archstone Hacienda................      540        39,269      74,450         Q2/98              Q2/99             Q3/00    n/a
  Archstone Monterey Grove..........      224        23,120      26,678         Q4/97              Q1/99             Q4/99   19.2%
                                      -------     ---------   ---------
   Total San Francisco Bay Area.....    1,088      $ 95,241    $146,280
                                      -------     ---------   ---------
 Seattle, Washington:
  Archstone Inglewood Hill..........      230      $ 14,236    $ 20,343         Q2/98              Q2/99             Q2/00    n/a
  Archstone Northcreek..............      524        27,825      44,025         Q2/98              Q2/99             Q1/01    n/a
                                      -------     ---------   ---------
   Total Seattle....................      754      $ 42,061    $ 64,368
                                      -------     ---------   ---------
  Total West Region................    4,106      $296,093    $406,895
                                      -------     ---------   ---------
       Total Communities
         Under Construction.........   10,196      $644,954    $904,425
                                      =======     =========   =========

(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were made available for leasing (or are expected to be made available). Archstone begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of March 31, 1999. A "n/a" indicates the communities where lease-up has not yet commenced.